UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): 1 January, 2014

THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542 -3300
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As previously disclosed in a Current Report on Form 8-K dated November 7, 2013, Third Point Reinsurance Ltd. (the "Company") appointed Mark Parkin, Rafe de la Gueronniere and Neil McConachie to the Company's Board of Directors (the “Board”), effective November 5, 2013. The information contained in Item 5.02 of the November 7, 2013 Form 8-K regarding Mr. Parkin, Mr. de la Gueronniere and Mr. McConachie’s appointment to the Board of Directors is incorporated herein by reference.
As a result of these changes to the Board, the Governance and Nominating Committee recommended, and the Board of Directors approved, the appointment of Mr. Mark Parkin as the Chairman of the Audit Committee of the Company, effective January 1, 2014.
A copy of the Press Release announcing the appointment of Mr. Parkin as Chairman of the Audit Committee is furnished with this Current Report on Form 8-K and attached hereto as Exhibit No. 99.1.
This information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated January 2, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2014	/s/ Tonya L. Marshall
	Name:	Tonya L. Marshall
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 2, 2014

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